                                                              EXHIBIT 99.8(u)(i)

                                   SCHEDULE A
                            (as amended May 1, 2003)
                                       to
                        MINNESOTA LIFE INSURANCE COMPANY
                             PARTICIPATION AGREEMENT

Name of Separate Account                                Product Name
------------------------                                ------------
Variable Annuity Account                                Multi-Option Achiever Annuity
                                                        Multi-Option Classic Annuity
                                                        Multi-Option Advisor Annuity

Minnesota Life Variable Life Account                    Variable Adjustable Life
                                                        Variable Adjustable Life-Second Death
                                                        Variable Adjustable Life - Horizon

Funds

Putnam VT Voyager Fund - Class IB Shares
Putnam VT New Value Fund - Class IB Shares
Putnam VT International Growth Fund - Class IB Shares
Putnam VT Growth and Income Fund - Class IB Shares
Putnam VT New Opportunities Fund - Class IB Shares